Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Third Quarter 2023 Results

•
Q3 GAAP revenue of $1.10 billion grew 1% on a reported basis, or 7% on an adjusted basis
•
Q3 GAAP EPS of $0.46 and Q3 adjusted EPS of $0.43 both increased 2% year-over-year
•
Branded Digital business achieved 3% revenue growth in Q3 on double-digit transaction growth
•
Company improves full-year 2023 outlook

DENVER, October 25, 2023 – The Western Union Company (the “Company”) (NYSE: WU) today reported third quarter 2023 results.

The Company’s third-quarter revenue of $1.10 billion grew 1% on a reported basis, or 7% on a constant currency basis and excluding the contribution from Business Solutions, compared to the prior year period. Argentinian inflation benefited revenue by approximately three percentage points.

“Third quarter results exceeded our expectations and demonstrate a continued positive trajectory against our ‘Evolve 2025’ goals. This quarter’s strong results were driven by continued revenue growth from the change in Iraqi monetary policy and by achieving positive global branded digital revenue growth a full quarter ahead of our expectations,” said Devin McGranahan, President and Chief Executive Officer of Western Union.

McGranahan added, “This quarter also saw our global retail business achieve flat transaction growth, which represents a significant improvement in performance relative to the last several years.1 As we exit 2023 and look forward to 2024, we remain focused on achieving our goal to be the world leader in serving the aspiring populations around the world with payments and accessible financial services.”

GAAP EPS in the third quarter was $0.46 compared to $0.45 in the prior year period. The year-over-year increase was due to the gain on sale of Business Solutions and a lower share count, partially offset by lower operating profit and a higher GAAP effective tax rate. Adjusted EPS in the third quarter was $0.43 compared to $0.42 in the prior year period, with the current year period benefiting from revenue growth and a lower share count, partially offset by a higher adjusted effective tax rate.

_____________________________________________________________________

1 Q3 C2C retail transaction flat transaction growth excludes the impact related to the monetary policy change in Iraq. When including Iraq, C2C retail transactions grew 2% year-over-year.

Q3 Business Results

•
C2C revenues grew 4% on a reported basis, or 3% constant currency, while transactions increased 5% compared to the prior year period. Regionally, revenue growth was driven by MEASA, due to Iraq, and LACA with sequential improvement in both North America and Europe & CIS.
•
Branded digital revenue increased 3% on a reported and constant currency basis, and represented 21% and 28% of total C2C revenues and transactions, respectively. Transactions grew 12% in the quarter driven by the Company’s ‘Evolve 2025’ go-to-market strategy.
•
On July 1, 2023, the Company completed the third and final closing of its Business Solutions business, which included the European Union operations, and resulted in a gain of $18 million. All cash consideration was received at the first closing.

Q3 Financial Results

•
GAAP operating margin in the quarter was 19.2%, compared to 21.3% in the prior year period. The adjusted operating margin was 19.6% compared to 20.6% in the prior year period. The decrease in the GAAP and adjusted operating margin was primarily due to higher variable costs and technology spend associated with the Company’s ‘Evolve 2025’ strategy, partially offset by lower marketing spend.
•
The GAAP effective tax rate in the quarter was 16.3%, compared to 10.2% in the prior year period. The adjusted effective tax rate was 16.6% in the quarter, compared to 15.5% in the prior year period.
•
Year-to-date, cash flow from operating activities was $519 million, including a $119 million transition tax payment in the second quarter related to the 2017 U.S. Tax Cuts and Jobs Act. The Company has returned $363 million to shareholders year-to-date, consisting of $263 million in dividends and $100 million in share repurchases.

2023 Outlook

Today, the Company improved its 2023 full-year revenue and EPS outlook. The outlook assumes no material changes in macroeconomic conditions, including changes in foreign currencies or Argentinian inflation.

The 2023 outlook is as follows:

	Revised 2023 Outlook[1]		Previous 2023 Outlook
	GAAP	Adjusted	GAAP	Adjusted
Revenue[2]	(4%) to (3%)	0% to 1%	(5%) to (3%)	(1%) to 1%
Operating Margin	18% to 20%	19% to 21%	18% to 20%	19% to 21%
EPS	$1.67 to $1.74	$1.68 to $1.75	$1.63 to $1.73	$1.65 to $1.75

1 The revised outlook includes the Company’s best estimate of Iraq through the end of the year.

2 Adjusted revenue excludes currency impact, Argentinian Inflation, and Business Solutions.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

GAAP figures reflect an expected partial year of Business Solutions ownership, including contractual payments to the buyers, representing profits between the first and third closings. Adjusted constant currency revenue growth metrics exclude contributions from Business Solutions. Adjusted operating profit metrics exclude the following items, as applicable: contributions from Business Solutions, operating expense redeployment program costs, acquisition and separation costs, and Russia and Belarus exit costs. Adjusted effective tax rate and adjusted earnings per share metrics exclude the following items and the related taxes, as applicable: Business Solutions gain, operating expense redeployment program costs, acquisition and separation costs, Russia and Belarus exit costs, and the reversal of significant uncertain tax positions.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the conference call via telephone in the U.S., dial +1 (719) 359-4580 15 minutes prior to the start of the call, followed by the meeting ID, which is 998 9331 2300, and the passcode, which is 226481. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 998 9331 2300, and the passcode, which is 226481.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," "projects," "designed to," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2022. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price or customer experience, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, immigration, and sustainability reporting including climate-related reporting; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as catastrophic events and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and nearly 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
Consolidated Metrics
Revenues (GAAP) - YoY % change		(15)%	(15)%	(12)%	(10)%	3%	1%	(2)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	(6)%	(6)%	(4)%	(1)%	9%	7%	5%
Operating margin (GAAP)		21.3%	13.9%	19.8%	19.7%	20.7%	19.2%	19.9%
Adjusted operating margin (non-GAAP)	(b)	20.6%	15.8%	20.4%	20.5%	21.8%	19.6%	20.7%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		(11)%	(11)%	(9)%	(6)%	4%	4%	1%
Adjusted revenues (non-GAAP) - YoY % change	(g)	(8)%	(9)%	(6)%	(5)%	5%	3%	1%

Transactions (in millions)		66.9	69.3	274.1	65.3	70.6	70.6	206.5
Transactions - YoY % change		(12)%	(12)%	(10)%	(6)%	4%	5%	1%

Cross-border principal, as reported - YoY % change		(13)%	(12)%	(10)%	(3)%	17%	13%	9%
Cross-border principal (constant currency) - YoY % change	(h)	(9)%	(9)%	(7)%	(1)%	18%	11%	9%

Operating margin		19.7%	14.1%	19.2%	18.9%	21.5%	19.0%	19.9%

Branded Digital revenues (GAAP) - YoY % change	(gg)	(8)%	(8)%	(3)%	(7)%	(2)%	3%	(2)%
Branded Digital foreign currency translation impact	(j)	3%	2%	2%	1%	0%	0%	0%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	(5)%	(6)%	(1)%	(6)%	(2)%	3%	(2)%
Branded Digital transactions - YoY % change	(gg)	(1)%	2%	0%	7%	12%	12%	10%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(5)%	(7)%	(4)%	(8)%	(8)%	(3)%	(6)%
NA region foreign currency translation impact	(j)	0%	0%	0%	0%	1%	0%	0%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(5)%	(7)%	(4)%	(8)%	(7)%	(3)%	(6)%
NA region transactions	(aa), (bb)	(5)%	(2)%	(5)%	1%	4%	7%	4%

EU & CIS region revenues (GAAP)	(aa), (cc)	(23)%	(23)%	(20)%	(16)%	(12)%	(9)%	(12)%
EU & CIS region foreign currency translation impact	(j)	7%	6%	5%	3%	2%	(1)%	1%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(16)%	(17)%	(15)%	(13)%	(10)%	(10)%	(11)%
EU & CIS region transactions	(aa), (cc)	(32)%	(31)%	(25)%	(23)%	(1)%	0%	(9)%

MEASA region revenues (GAAP)	(aa), (dd)	(5)%	(9)%	(4)%	5%	66%	42%	37%
MEASA region foreign currency translation impact	(j)	2%	2%	2%	1%	1%	0%	1%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	(3)%	(7)%	(2)%	6%	67%	42%	38%
MEASA region transactions	(aa), (dd)	(1)%	(5)%	(1)%	(3)%	8%	9%	5%

LACA region revenues (GAAP)	(aa), (ee)	0%	11%	4%	15%	6%	10%	10%
LACA region foreign currency translation impact	(j)	4%	2%	3%	2%	2%	(2)%	1%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	4%	13%	7%	17%	8%	8%	11%
LACA region transactions	(aa), (ee)	3%	8%	5%	9%	8%	9%	9%

APAC region revenues (GAAP)	(aa), (ff)	(16)%	(20)%	(13)%	(8)%	(7)%	(8)%	(8)%
APAC region foreign currency translation impact	(j)	5%	6%	4%	3%	3%	1%	3%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(11)%	(14)%	(9)%	(5)%	(4)%	(7)%	(5)%
APAC region transactions	(aa), (ff)	(11)%	(12)%	(12)%	(2)%	1%	0%	(1)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
% of C2C Revenue
NA region revenues	(aa), (bb)	40%	39%	40%	38%	35%	37%	37%
EU & CIS region revenues	(aa), (cc)	28%	27%	28%	26%	24%	24%	25%
MEASA region revenues	(aa), (dd)	16%	16%	16%	19%	26%	23%	22%
LACA region revenues	(aa), (ee)	10%	12%	10%	11%	10%	11%	10%
APAC region revenues	(aa), (ff)	6%	6%	6%	6%	5%	5%	6%

Branded Digital revenues	(aa), (gg)	21%	21%	22%	22%	21%	21%	21%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		0%	20%	12%	23%	10%	22%	18%
Operating margin		33.4%	35.5%	35.4%	38.6%	22.0%	27.5%	29.4%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		90%	90%	89%	91%	92%	93%	92%
Business Solutions segment revenues		4%	3%	5%	1%	1%	0%	1%
Other revenues		6%	7%	6%	8%	7%	7%	7%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$1,097.8	$1,089.6	1%	$3,304.7	$3,383.6	(2)%
Expenses:
Cost of services	687.2	637.3	8%	2,015.6	1,945.4	4%
Selling, general, and administrative	199.7	220.5	(9)%	630.9	704.9	(11)%
Total expenses	886.9	857.8	3%	2,646.5	2,650.3	0%
Operating income	210.9	231.8	(9)%	658.2	733.3	(10)%
Other income/(expense):
Gain on divestiture of business (a)	18.0	—	(b)	18.0	151.4	(b)
Interest income	3.6	4.9	(27)%	11.0	7.3	51%
Interest expense	(27.0)	(25.2)	7%	(79.0)	(74.8)	6%
Other expense, net	(1.2)	(17.8)	(93)%	(6.5)	(25.1)	(74)%
Total other income/(expense), net	(6.6)	(38.1)	(b)	(56.5)	58.8	(b)
Income before income taxes	204.3	193.7	5%	601.7	792.1	(24)%
Provision for income taxes	33.3	19.8	68%	102.7	130.9	(22)%
Net income	$171.0	$173.9	(2)%	$499.0	$661.2	(25)%
Earnings per share:
Basic	$0.46	$0.45	2%	$1.33	$1.70	(22)%
Diluted	$0.46	$0.45	2%	$1.33	$1.70	(22)%
Weighted-average shares outstanding:
Basic	373.9	386.5		374.5	388.8
Diluted	375.0	387.6		375.4	389.9

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(a)
On March 1, 2022 and July 1, 2023, the Company completed the first and final closes, respectively, of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, "the Buyer").
(b)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$1,138.2	$1,285.9
Settlement assets	3,480.8	3,486.8
Property and equipment, net of accumulated depreciation of $448.8 and $512.8, respectively	90.8	109.6
Goodwill	2,034.6	2,034.6
Other intangible assets, net of accumulated amortization of $666.8 and $616.3, respectively	406.9	457.9
Other assets	762.4	859.9
Assets held for sale (a)	—	261.6
Total assets	$7,913.7	$8,496.3
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$433.1	$464.0
Settlement obligations	3,480.8	3,486.8
Income taxes payable	661.7	725.3
Deferred tax liability, net	141.3	158.5
Borrowings	2,309.1	2,616.8
Other liabilities	274.1	384.6
Liabilities associated with assets held for sale (a)	—	182.5
Total liabilities	7,300.1	8,018.5

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 366.8 shares and 373.5 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3.7	3.7
Capital surplus	1,023.3	995.9
Accumulated deficit	(229.3)	(353.9)
Accumulated other comprehensive loss	(184.1)	(167.9)
Total stockholders' equity	613.6	477.8
Total liabilities and stockholders' equity	$7,913.7	$8,496.3

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(a)
Includes balances associated with the Company’s Business Solutions business, which were held for sale as of December 31, 2022. The Company completed the final closing of its Business Solutions business on July 1, 2023.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities
Net income	$499.0	$661.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29.9	31.8
Amortization	108.6	105.7
Gain on divestiture of business, excluding transaction costs	(18.0)	(155.8)
Other non-cash items, net	64.7	54.0
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	(91.1)	(166.4)
Accounts payable and accrued liabilities	(47.5)	50.6
Income taxes payable	(60.0)	(29.6)
Other liabilities	33.0	(29.1)
Net cash provided by operating activities	518.6	522.4
Cash flows from investing activities
Payments for capitalized contract costs	(34.3)	(58.4)
Payments for internal use software	(66.7)	(68.0)
Purchases of property and equipment	(16.2)	(21.1)
Purchases of settlement investments	(382.0)	(663.3)
Proceeds from the sale of settlement investments	207.6	544.1
Maturities of settlement investments	112.9	131.9
Purchases of non-settlement investments	—	(400.0)
Proceeds from the sale of non-settlement investments	100.0	—
Proceeds from divestiture, net of cash divested	—	896.4
Other investing activities	2.2	5.1
Net cash (used in)/provided by investing activities	(76.5)	366.7
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(266.0)	(275.5)
Common stock repurchased	(97.1)	(193.1)
Net repayments of commercial paper	(10.0)	(100.0)
Principal payments on borrowings	(300.0)	(300.0)
Proceeds from exercise of options	0.3	9.5
Net change in settlement obligations	(162.2)	(31.0)
Other financing activities	—	(0.2)
Net cash used in financing activities	(835.0)	(890.3)
Net change in cash and cash equivalents, including settlement, and restricted cash	(392.9)	(1.2)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,040.7	2,110.9
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,647.8	$2,109.7

	September 30,
	2023	2022
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,138.2	$1,176.1
Settlement cash and cash equivalents	484.4	817.2
Restricted cash in Other assets	25.2	52.4
Cash and cash equivalents included in Assets held for sale	—	64.0
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,647.8	$2,109.7

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
Revenues:
Consumer-to-Consumer	$1,019.0	$982.4	4%	$3,029.5	$3,008.3	1%
Business Solutions (a)	—	42.6	(e)	29.7	167.4	(82)%
Other (b)	78.8	64.6	22%	245.5	207.9	18%
Total consolidated revenues	$1,097.8	$1,089.6	1%	$3,304.7	$3,383.6	(2)%
Segment operating income:
Consumer-to-Consumer	$193.4	$193.7	0%	$601.9	$626.5	(4)%
Business Solutions (a)	—	15.9	(e)	3.7	51.7	(e)
Other (b)	21.6	21.6	0%	72.1	73.4	(2)%
Total segment operating income	215.0	231.2	(7)%	677.7	751.6	(10)%
Russia/Belarus exit costs (c)	—	0.6	(e)	—	(10.6)	(e)
Business Solutions exit costs (c)	—	—	(e)	—	(7.7)	(e)
Operating expense redeployment program costs (d)	(4.1)	—	(e)	(19.5)	—	(e)
Total consolidated operating income	$210.9	$231.8	(9)%	$658.2	$733.3	(10)%
Segment operating income margin
Consumer-to-Consumer	19.0%	19.7%	(0.7)%	19.9%	20.8%	(0.9)%
Business Solutions (a)	(e)	37.0%	(e)	12.4%	30.9%	(18.5)%
Other (b)	27.5%	33.4%	(5.9)%	29.4%	35.3%	(5.9)%

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business to the Buyer. The sale was completed in three closings, the first of which occurred on March 1, 2022. The second occurred on December 31, 2022 and the final occurred on July 1, 2023. The remaining operations of the Business Solutions business were included in Revenues and Operating income until their respective closings. During the period between the first and final closings, the Company was required to pay the Buyer a measure of profit from these operations, while owned by the Company, adjusted for other charges, as contractually agreed, which was included in Other expense, net in the Condensed Consolidated Statements of Income.
(b)
Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(c)
Represents the exit costs incurred in connection with the suspension of operations in Russia and Belarus and the divestiture of the Business Solutions business. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation.
(d)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy, as previously announced in October 2022.
(e)
Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,089.6	$1,091.9	$4,475.5	$1,036.9	$1,170.0	$1,097.8	$3,304.7
	Foreign currency translation impact	(j)	60.8	49.4	185.5	35.2	40.6	25.6	101.4
	Revenues, constant currency (non-GAAP)		1,150.4	1,141.3	4,661.0	1,072.1	1,210.6	1,123.4	3,406.1
	Less Business Solutions revenues, constant currency (non-GAAP)	(j), (m)	(50.4)	(34.0)	(216.4)	(16.0)	(13.9)	—	(29.9)
	Adjusted revenues (non-GAAP)		$1,100.0	$1,107.3	$4,444.6	$1,056.1	$1,196.7	$1,123.4	$3,376.2
	Prior year revenues (GAAP)		$1,286.3	$1,284.8	$5,070.8	$1,155.7	$1,138.3	$1,089.6	$3,383.6
	Less prior year revenues from Business Solutions (GAAP)	(m)	(116.8)	(109.2)	(421.8)	(89.1)	(35.7)	(42.6)	(167.4)
	Adjusted prior year revenues (non-GAAP)		$1,169.5	$1,175.6	$4,649.0	$1,066.6	$1,102.6	$1,047.0	$3,216.2
	Revenues (GAAP) - YoY % change		(15)%	(15)%	(12)%	(10)%	3%	1%	(2)%
	Revenues, constant currency (non-GAAP) - YoY% change		(11)%	(11)%	(8)%	(7)%	6%	3%	1%
	Adjusted revenues (non-GAAP) - YoY % change		(6)%	(6)%	(4)%	(1)%	9%	7%	5%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$231.8	$151.6	$884.9	$204.7	$242.6	$210.9	$658.2
	Acquisition and separation costs	(l)	0.4	1.6	13.9	—	2.4	0.5	2.9
	Russia/Belarus exit costs	(n)	(0.6)	(0.6)	10.0	—	—	—	—
	Operating expense redeployment program costs	(p)	N/A	21.8	21.8	7.1	8.3	4.1	19.5
	Less Business Solutions operating income	(m)	(15.6)	(6.6)	(56.6)	(1.9)	(1.7)	—	(3.6)
	Adjusted operating income (non-GAAP)		$216.0	$167.8	$874.0	$209.9	$251.6	$215.5	$677.0
	Operating margin (GAAP)		21.3%	13.9%	19.8%	19.7%	20.7%	19.2%	19.9%
	Adjusted operating margin (non-GAAP)		20.6%	15.8%	20.4%	20.5%	21.8%	19.6%	20.7%

(c)	Net income (GAAP)		$173.9	$249.4	$910.6	$151.8	$176.2	$171.0	$499.0
	Acquisition and separation costs	(l)	0.4	1.6	13.9	—	2.4	0.5	2.9
	Business Solutions gain	(m)	—	(96.9)	(248.3)	—	—	(18.0)	(18.0)
	Russia/Belarus exit costs	(n)	(0.6)	(0.6)	10.0	—	—	—	—
	Operating expense redeployment program costs	(p)	N/A	21.8	21.8	7.1	8.3	4.1	19.5
	Income tax benefit from reversal of significant uncertain tax positions	(o)	(13.2)	(68.5)	(81.7)	—	—	—	—
	Income tax expense from other adjustments	(l), (m), (n), (p)	3.0	14.7	58.4	3.7	3.8	1.7	9.2
	Adjusted net income (non-GAAP)		$163.5	$121.5	$684.7	$162.6	$190.7	$159.3	$512.6

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$173.9	$249.4	$910.6	$151.8	$176.2	$171.0	$499.0
	Provision/(benefit) for income taxes		19.8	(32.9)	98.0	29.2	40.2	33.3	102.7
	Interest income		(4.9)	(6.6)	(13.9)	(3.2)	(4.2)	(3.6)	(11.0)
	Interest expense		25.2	26.2	101.0	25.0	27.0	27.0	79.0
	Depreciation and amortization		44.7	46.4	183.8	46.6	45.9	46.0	138.5
	Other expense, net		17.8	12.4	37.5	1.9	3.4	1.2	6.5
	Business Solutions gain	(m)	—	(96.9)	(248.3)	—	—	(18.0)	(18.0)
	Acquisition and separation costs	(l)	0.4	1.6	13.9	—	2.4	0.5	2.9
	Russia/Belarus exit costs	(n)	(0.6)	(0.6)	10.0	—	—	—	—
	Operating expense redeployment program costs	(p)	N/A	21.8	21.8	7.1	8.3	4.1	19.5
	Less Business Solutions operating income	(m)	(15.6)	(6.6)	(56.6)	(1.9)	(1.7)	—	(3.6)
	Adjusted EBITDA (non-GAAP)	(k)	$260.7	$214.2	$1,057.8	$256.5	$297.5	$261.5	$815.5

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		10%	(15)%	10%	16%	19%	16%	17%
	Reversal of significant uncertain tax positions	(o)	7%	32%	8%	0%	0%	0%	0%
	Other adjustments	(l), (m), (n), (p)	(2)%	(2)%	(3)%	(2)%	(3)%	1%	(2)%
	Adjusted effective tax rate (non-GAAP)		15%	15%	15%	14%	16%	17%	15%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$0.45	$0.65	$2.34	$0.40	$0.47	$0.46	$1.33
	Pretax impacts from the following:
	Acquisition and separation costs	(l)	—	—	0.03	—	0.01	—	0.01
	Business Solutions gain	(m)	—	(0.25)	(0.64)	—	—	(0.05)	(0.05)
	Russia/Belarus exit costs	(n)	—	—	0.03	—	—	—	—
	Operating expense redeployment program costs	(p)	N/A	0.06	0.06	0.02	0.02	0.01	0.05
	Income tax expense/(benefit) impacts from the following:
	Reversal of significant uncertain tax positions	(o)	(0.03)	(0.18)	(0.21)	—	—	—	—
	Other adjustments	(l), (m), (n), (p)	—	0.04	0.15	0.01	0.01	0.01	0.03
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.42	$0.32	$1.76	$0.43	$0.51	$0.43	$1.37

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q22	4Q22	FY2022	1Q23	2Q23	3Q23	YTD 3Q23
	C2C Segment Metrics
(g)	Revenues (GAAP)		$982.4	$985.2	$3,993.5	$938.3	$1,072.2	$1,019.0	$3,029.5
	Foreign currency translation impact	(j)	37.1	30.9	116.9	13.8	8.5	(3.3)	19.0
	Revenues, constant currency (non-GAAP)		$1,019.5	$1,016.1	$4,110.4	$952.1	$1,080.7	$1,015.7	$3,048.5
	Prior year revenues (GAAP)		$1,104.5	$1,111.5	$4,394.0	$999.0	$1,026.9	$982.4	$3,008.3
	Revenues (GAAP) - YoY % change		(11)%	(11)%	(9)%	(6)%	4%	4%	1%
	Adjusted revenues (non-GAAP) - YoY % change		(8)%	(9)%	(6)%	(5)%	5%	3%	1%

(h)	Cross-border principal, as reported ($- billions)		$23.0	$23.4	$93.6	$23.0	$27.5	$26.0	$76.5
	Foreign currency translation impact	(j)	1.1	0.8	3.3	0.5	0.0	(0.3)	0.2
	Cross-border principal, constant currency ($- billions)		$24.1	$24.2	$96.9	$23.5	$27.5	$25.7	$76.7
	Prior year cross-border principal, as reported ($- billions)		$26.5	$26.5	$104.1	$23.8	$23.4	$23.0	$70.2
	Cross-border principal, as reported - YoY % change		(13)%	(12)%	(10)%	(3)%	17%	13%	9%
	Cross-border principal, constant currency - YoY % change		(9)%	(9)%	(7)%	(1)%	18%	11%	9%

	Business Solutions Segment Metrics
(i)	Revenues (GAAP)		$42.6	$29.5	$196.9	$15.4	$14.3	$—	$29.7
	Foreign currency translation impact	(j)	7.8	4.5	19.5	0.6	(0.4)	—	0.2
	Revenues, constant currency (non-GAAP)		$50.4	$34.0	$216.4	$16.0	$13.9	$—	$29.9
	Prior year revenues (GAAP)		$116.8	$109.2	$421.8	$89.1	$35.7	$42.6	$167.4
	Revenues (GAAP) - YoY % change		(63)%	(73)%	(53)%	(83)%	(60)%	*	(82)%
	Adjusted revenues (non-GAAP) - YoY % change		(57)%	(69)%	(49)%	(82)%	(61)%	*	(82)%

_________________________________________________

* Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

2023 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP) - YoY % change		(4)%	(3)%
Foreign currency translation impact	(j)	0%	0%
Impact from Business Solutions	(m)	4%	4%
Revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % change		0%	1%

		Range
Operating margin (GAAP)		18%	20%
Operating expense redeployment program costs	(p)	1%	1%
Impact from acquisition and separation costs	(l)	0%	0%
Impact from Business Solutions	(m)	0%	0%
Operating margin, adjusted (non-GAAP)		19%	21%

		Range
Earnings per share (GAAP) ($- dollars)		$1.67	$1.74
Gain on the sale of Business Solutions	(m)	(0.05)	(0.05)
Operating expense redeployment program costs	(p)	0.08	0.08
Acquisition and separation costs	(l)	—	—
Income taxes associated with these adjustments	(l), (m), (p)	(0.02)	(0.02)
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.68	$1.75

Non-GAAP related notes:

(j)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.
(k)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(l)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. Also includes costs associated with the divestiture of the Business Solutions business, primarily related to severance and non-cash impairments of property and equipment and an operating lease right-of-use asset.
(m)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer"). The sale was completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing, which included the United Kingdom operations, occurred on December 31, 2022 and resulted in a gain of $96.9 million. The final closing, which included the European Union operations, occurred on July 1, 2023 and resulted in a gain of $18.0 million. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. The operations of the Business Solutions business sold continued to be included in Revenues and Operating income until their respective closings. However, between the first and final closings, the Company was required to pay the Buyer a measure of the profits from these operations, while owned by the Company, adjusted for other charges, and this expense was recognized in Other expense, net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes, from its results.
(n)
Represents the exit costs incurred in connection with the Company's suspension of its operations in Russia and Belarus primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets.
(o)
Represents non-cash reversals of significant uncertain tax positions. While the Company continues to reverse its uncertain tax positions upon settlements with taxing authorities, the lapse of the applicable statute of limitations, and other events, the Company has excluded certain reversals of uncertain tax positions in the third and fourth quarter of 2022 because of the significance of these reversals on its reported results.
(p)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. Previous expenses incurred under the program included non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)
Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).